EXHIBIT 21

Subsidiaries of the Registrant

As of March 3, 2022, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
1.	PerkinElmer, Inc.	Massachusetts	N/A
2.	2Cure, LLC	California	BioLegend, Inc.
3.	BioLegend CNS, Inc.	California	BioLegend, Inc.
4.	BioLegend Ventures, LLC	California	BioLegend, Inc.
5.	BioLegend, Inc.	California	PerkinElmer, Inc.
6.	Caliper Life Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc.
7.	Cambridge Research & Instrumentation, Inc.	Delaware	Caliper Life Sciences, Inc.
8.	Dharmacon, Inc.	Delaware	PerkinElmer Holdings, Inc.
9.	Horizon Discovery, Inc.	Delaware	Horizon Discovery Limited
10.	Immunodiagnostic Systems Inc.	Delaware	Immunodiagnostic Systems Limited
11.	Nexcelom Bioscience Holdings, LLC	Delaware	PerkinElmer Health Sciences, Inc.
12.	Oxford Immunotec USA, Inc.	Delaware	Oxford Immunotec Limited
13.	PerkinElmer Argentina Holdings, LLC	Delaware	PerkinElmer Holdings, Inc.
14.	PerkinElmer CV Holdings, LLC	Delaware	PerkinElmer Global Holdings S.à r.l.
15.	PerkinElmer Diagnostics Holdings, Inc.	Delaware	PerkinElmer Holdings, Inc.
16.	PerkinElmer Health Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc.
17.	PerkinElmer Informatics, Inc.	Delaware	PerkinElmer Holdings, Inc.
18.	Qognit, Inc.	Delaware	BioLegend, Inc
19.	Sage Labs, LLC	Delaware	Dharmacon, Inc.
20.	SonoVol, Inc.	Delaware	PerkinElmer Holdings, Inc.
21.	ViaCord, LLC	Delaware	PerkinElmer Diagnostics Holdings, Inc.
22.	VisEn Medical Inc.	Delaware	PerkinElmer Health Sciences, Inc.
23.	Xenogen Corporation	Delaware	Caliper Life Sciences, Inc.
24.	Omni International, Inc.	Georgia	PerkinElmer Holdings, Inc.
25.	NovaScreen Biosciences Corporation	Maryland	Caliper Life Sciences, Inc.
26.	Immunetics, Inc.	Massachusetts	Oxford Immunotec USA, Inc.
27.	Nexcelom Bioscience, LLC	Massachusetts	Nexcelom Bioscience Holdings, LLC
28.	PerkinElmer Holdings, Inc.	Massachusetts	PerkinElmer, Inc.
29.	SIRION Biotech International, Inc.	Massachusetts	PerkinElmer Holdings, Inc.
30.	OZ Systems USA, LLC	Nevada	Optimization Zorn Corporation
31.	EUROIMMUN US, Inc.	New Jersey	PerkinElmer Diagnostics Holdings, Inc.
32.	EUROIMMUN US Real Estate LLC	New Jersey	EUROIMMUN US, Inc.
33.	PerkinElmer Genetics, Inc.	Pennsylvania	PerkinElmer Diagnostics Holdings, Inc.
34.	PerkinElmer Health Sciences Puerto Rico, LLC	Puerto Rico	PerkinElmer Holdings, Inc.
35.	Bioo Scientific Corporation	Texas	PerkinElmer Holdings, Inc.
36.	Optimization Zorn Corporation	Texas	PerkinElmer Diagnostics Holdings, Inc.
37.	PerkinElmer Automotive Research, Inc.	Texas	PerkinElmer Holdings, Inc.
38.	Perkin-Elmer Argentina S.R.L.	Argentina	PerkinElmer Holdings, Inc. (98%) [1]
39.	PerkinElmer Pty. Ltd.	Australia	PerkinElmer Holdings, Inc.
40.	Perten Instruments of Australia Pty Ltd.	Australia	Perten Instruments AB
1     PerkinElmer Argentina Holdings, LLC owns 2%.
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	Name of Company	State or Country of Incorporation or Organization	Name of Parent
41.	Horizon Genomics GmbH	Austria	Horizon Discovery Group Ltd.
42.	PerkinElmer VertriebsgmbH	Austria	Wellesley B.V.
43.	Immunodiagnostic Systems SA	Belgium	Immunodiagnostic Systems Holdings Limited
44.	PerkinElmer BV	Belgium	PerkinElmer Life Sciences International Holdings [2]
45.	EUROIMMUN Brasil Medicina Diagnostica Ltda.	Brazil	EUROIMMUN Medizinische Labordiagnostika AG3
46.	IDS Brasil Diagnósticos Ltda.	Brazil	Immunodiagnostic Systems Limited (99%)[4]
47.	PerkinElmer do Brasil Ltda.	Brazil	PerkinElmer Diagnostics Global Holdings S.à r.l. (99%)[5]
48.	EUROIMMUN Medical Diagnostics Canada Inc.	Canada	EUROIMMUN Medizinische Labordiagnostika AG
49.	PerkinElmer Health Sciences Canada, Inc.	Canada	PerkinElmer Life Sciences International Holdings (97%) [6]
50.	Perkin Elmer Chile Ltda.	Chile	PerkinElmer Health Sciences, Inc. (68%) [7]
51.	Beijing Huaan Magnech Bio-Tech Co., Ltd.	China	Shandong Meizheng Bio-Tech Co., Ltd.
52.	Beijing Meizheng Bio-Tech Co., Ltd.	China	Shandong Meizheng Bio-Tech Co., Ltd.
53.	Beijing Meizheng Testing Lab Co., Ltd.	China	Shandong Meizheng Bio-Tech Co., Ltd.
54.	Beijing OUMENG Biotechnology Co., Ltd.	China	EUROIMMUN Medizinische Labordiagnostika AG
55.	BioLegend China (Beijing) Ltd.	China	BioLegend, Inc.
56.	BioLegend (Shenzhen) Ltd.	China	BioLegend China (Beijing) Ltd.
57.	Chengdu PerkinElmer Medical Laboratory Co., Ltd.	China	Suzhou PerkinElmer Medical Laboratory Co., Ltd.
58.	Cisbio China, Ltd.	China	Cisbio Asia Pacific Ltd
59.	EUROIMMUN (Hangzhou) Medical Laboratory Diagnostics Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
60.	EUROIMMUN Medical Diagnostics (China) Co., Ltd.	China	EUROIMMUN Medizinische Labordiagnostika AG
61.	EUROIMMUN (Tianjin) Medical Diagnostic Technology Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
62.	Guangzhou EUROIMMUN Medical Diagnostic Products Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
63.	Hangzhou EUROIMMUN Medical Diagnostic Products Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
64.	Jiangsu Meizheng Bio-Tech Co., Ltd.	China	Shandong Meizheng Bio-Tech Co., Ltd.
65.	Nexcelom Bioscience Instruments (Shanghai) Co. Ltd.	China	Nexcelom Bioscience, LLC
66.	Oxford Immunotec (Shanghai) Medical Device Co. Ltd.	China	Oxford Immunotec Asia Ltd.
67.	PerkinElmer Healthcare Diagnostics (Shanghai) Co., Ltd.	China	PerkinElmer IVD Pte Ltd.
68.	PerkinElmer Instruments (Suzhou) Co., Ltd.	China	Wellesley B.V.
69.	PerkinElmer Management (Chengdu) Co., Ltd.	China	PerkinElmer Management (Shanghai) Co., Ltd.
70.	PerkinElmer Management (Shanghai) Co., Ltd.	China	PerkinElmer Singapore Pte Ltd.
71.	PerkinElmer (Shanghai) Equity Investment Fund, L.P.	China	PerkinElmer Singapore Pte Ltd. (98%) [8]
72.	PerkinElmer (Shanghai) Equity Investment Fund Management Co., Ltd.	China	PerkinElmer Singapore Pte Ltd.
73.	Shandong Meizheng Bio-Tech Co., Ltd.	China	PerkinElmer Health Sciences B.V.
2     PerkinElmer Holdings, Inc. owns a de minimus share.
3    PerkinElmer Holdings, Inc. owns a de minimus share.
4    Immunodiagnostic Systems Holdings Limited owns a de minimus share.
5     PerkinElmer Holdings, Inc. owns 1%; PerkinElmer Health Sciences, Inc. owns a de minimus share.
6     Perten Instruments AB owns 3%.
7     PerkinElmer Holdings, Inc. owns 32%.
8 PerkinElmer (Shanghai) Equity Investment Fund Management Co., Ltd. owns 2%.
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	Name of Company	State or Country of Incorporation or Organization	Name of Parent
74.	Shanghai Haoyuan Biotech Co., Ltd.	China	PerkinElmer Holding Luxembourg S.à r.l.
75.	Shanghai Spectrum Instruments Co., Ltd.	China	Wellesley B.V.
76.	Suzhou PerkinElmer Medical Laboratory Co., Ltd.	China	Suzhou Sym-Bio Lifescience Co., Ltd. (70%)[9]
77.	Suzhou Sym-Bio Lifescience Co., Ltd.	China	PerkinElmer Healthcare Diagnostics (Shanghai) Co., Ltd. (75%)[10]
78.	PerkinElmer Danmark A/S	Denmark	Wallac Oy
79.	PerkinElmer Finland Oy	Finland	Wallac Oy
80.	PerkinElmer Investments Ky	Finland	PerkinElmer Finance Luxembourg S.à r.l. [11]
81.	PerkinElmer Oy	Finland	Wellesley B.V.
82.	Suomen Bioanalytiikka Oy	Finland	Immunodiagnostic Systems Limited
83.	Wallac Oy	Finland	PerkinElmer Oy
84.	Bio Evolution SAS	France	EUROIMMUN France SAS
85.	BioLegend France SAS	France	BioLegend, Inc.
86.	Cisbio Bioassays SAS	France	PerkinElmer SAS
87.	EUROIMMUN France SAS	France	EUROIMMUN Medizinische Labordiagnostika AG
88.	Immunodiagnostic Systems France SAS	France	Immunodiagnostic Systems Holdings Limited
89.	PerkinElmer SAS	France	PerkinElmer Nederland B.V.
90.	ZeLab SAS	France	PerkinElmer SAS
91.	BioLegend GmbH	Germany	BioLegend, Inc.
92.	Boulder Diagnostics Europe GmbH	Germany	Oxford Immunotec Limited
93.	EUROIMMUN Medizinische Labordiagnostika AG	Germany	PerkinElmer Germany Diagnostics GmbH
94.	Immunodiagnostic Systems Deutschland GmbH	Germany	Immunodiagnostic Systems Limited
95.	PerkinElmer Cellular Technologies Germany GmbH	Germany	PerkinElmer LAS (Germany) GmbH
96.	PerkinElmer chemagen Technologie GmbH	Germany	PerkinElmer Cellular Technologies Germany GmbH
97.	PerkinElmer Germany Diagnostics GmbH	Germany	PerkinElmer Global Diagnostics S.C.A.
98.	PerkinElmer LAS (Germany) GmbH	Germany	PerkinElmer Germany Diagnostics GmbH
99.	Perten Instruments GmbH	Germany	Perten Instruments AB
100.	SIRION Biotech GmbH	Germany	PerkinElmer Germany Diagnostics GmbH
101.	Cisbio Asia Pacific Ltd	Hong Kong	Cisbio Bioassays SAS
102.	Oxford Immunotec Asia Ltd	Hong Kong	Oxford Immunotec Limited
103.	PerkinElmer (Hong Kong) Ltd.	Hong Kong	PerkinElmer Holdings, Inc.
104.	Biosense Technologies Pvt Ltd.	India	Tulip Diagnostics Pvt Ltd. [12]
105.	Orchid Biomedical Systems Pvt Ltd.	India	Tulip Diagnostics Pvt Ltd.
106.	PerkinElmer Health Sciences Pvt Ltd.	India	PerkinElmer IVD Pte Ltd. (91%) [13]
107.	PerkinElmer (India) Pvt Ltd.	India	PerkinElmer Singapore Pte Ltd. [14]
108.	Tulip Diagnostics Pvt Ltd.	India	PerkinElmer Holding Luxembourg S.à r.l. (99%) [15]
109.	Oxford Immunotec (Ireland) Limited	Ireland	Oxford Immunotec Limited
110.	PerkinElmer (Ireland) Ltd.	Ireland	Wellesley B.V.
9     Shanghai Sai Ke Si Medical Technology L.P. owns 30%.
10     Wallac Oy owns 25%.
11     PerkinElmer Holding Luxembourg S.à r.l. owns a de minimus share.
12     Individual shareholder owns 1%.
13     Surendra Genetic Laboratory & Research Centre Pvt Ltd. owns 9%.
14     Wellesley B.V. owns a de minimus share.
15     Individual shareholders own 1%.
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	Name of Company	State or Country of Incorporation or Organization	Name of Parent
111.	PerkinElmer Israel Ltd.	Israel	PerkinElmer Holding Luxembourg S.à r.l.
112.	Dani Analitica S.r.l.	Italy	Perkin Elmer Italia S.p.A.
113.	DIA.Metra S.R.L.	Italy	Immunodiagnostic Systems Limited
114.	EUROIMMUN Italia Diagnostica Medica S.r.l.	Italy	EUROIMMUN Medizinische Labordiagnostika AG
115.	Perkin Elmer Italia SpA	Italy	Wellesley B.V.
116.	BioLegend Japan, KK	Japan	BioLegend, Inc.
117.	EUROIMMUN Japan Co. Ltd.	Japan	EUROIMMUN Medizinische Labordiagnostika AG
118.	Horizon Discovery KK	Japan	Horizon Discovery Group Ltd.
119.	Oxford Immunotec KK	Japan	Oxford Immunotec Limited
120.	PerkinElmer Japan Co. Ltd.	Japan	PerkinElmer Life Sciences International Holdings (97%)[16]
121.	Perkin Elmer Yuhan Hoesa	Korea	PerkinElmer Diagnostics Global Holdings S.à r.l.
122.	PerkinElmer Diagnostics Global Holdings S.à r.l.	Luxembourg	PerkinElmer Global Holdings S.à r.l.
123.	PerkinElmer Finance Luxembourg S.à r.l.	Luxembourg	PerkinElmer Holding Luxembourg S.à r.l.
124.	PerkinElmer Global Diagnostics S.C.A.	Luxembourg	PerkinElmer Global Financing S.à r.l.[17]
125.	PerkinElmer Global Financing S.à r.l.	Luxembourg	PerkinElmer Global Holdings S.à r.l.
126.	PerkinElmer Global Holdings S.à r.l.	Luxembourg	PerkinElmer Holdings, Inc.
127.	PerkinElmer Holding Luxembourg S.à r.l.	Luxembourg	PerkinElmer Diagnostics Global Holdings S.à r.l.
128.	DNA Laboratories Sdn. Bhd.	Malaysia	Perkin Elmer Sdn. Bhd.
129.	Perkin Elmer Sdn. Bhd.	Malaysia	PerkinElmer Diagnostics Global Holdings S.à r.l.
130.	Inochem S.A. de C. V.	Mexico	Perkin Elmer de Mexico, S.A. [18]
131.	Perkin-Elmer de Mexico, S.A.	Mexico	PerkinElmer Holdings, Inc. [19]
132.	BioLegend Europe B.V.	Netherlands	BioLegend, Inc.
133.	PerkinElmer Health Sciences B.V.	Netherlands	PerkinElmer Life Sciences International Holdings
134.	PerkinElmer International C.V.	Netherlands	PerkinElmer Global Holdings S.à r.l. [20]
135.	PerkinElmer Nederland B.V.	Netherlands	Wellesley B.V.
136.	Wellesley B.V.	Netherlands	PerkinElmer Holding Luxembourg S.à r.l.
137.	PerkinElmer Norge AS	Norway	Wallac Oy
138.	Perkin Elmer Instruments (Philippines) Corporation	Philippines	PerkinElmer Holdings, Inc.
139.	EUROIMMUN Polska Sp. z o.o.	Poland	EUROIMMUN Medizinische Labordiagnostika AG
140.	PerkinElmer Polska Sp. z o.o.	Poland	Wellesley B.V.
141.	PerkinElmer Shared Services Sp. z o.o.	Poland	Wellesley B.V.
142.	EUROIMMUN Portugal, Unipessoal Lda.	Portugal	EUROIMMUN Medizinische Labordiagnostika AG
143.	EUROIMMUN (South East Asia) Pte Ltd.	Singapore	EUROIMMUN Medizinische Labordiagnostika AG
144.	PerkinElmer Holdings Singapore Pte Ltd.	Singapore	PerkinElmer Holdings, Inc,
145.	PerkinElmer IVD Pte Ltd.	Singapore	Wallac Oy
146.	PerkinElmer Life Sciences Singapore Pte. Ltd.	Singapore	PerkinElmer Holdings Singapore Pte Ltd.
147.	PerkinElmer Singapore Pte Ltd.	Singapore	PerkinElmer Diagnostics Global Holdings S.à r.l.
16 Wallac Oy owns 3%.
17 PerkinElmer Global Holdings S.à r.l. owns 1%.
18 EUROIMMUN Medizinische Labordiagnostika AG owns 1%.
19 PerkinElmer, Inc. owns a de minimus share.
20 PerkinElmer CV Holdings, LLC owns 1%.
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	Name of Company	State or Country of Incorporation or Organization	Name of Parent
148.	Singapore Biosciences Pte Ltd.	Singapore	Tulip Diagnostics Pvt Ltd.
149.	EUROIMMUN Medical Laboratory Diagnostics South Africa (Pty) Ltd.	South Africa	EUROIMMUN Medizinische Labordiagnostika AG
150.	PerkinElmer South Africa (Pty) Ltd.	South Africa	Wellesley B.V.
151.	EUROIMMUN Diagnostics España, S.L.	Spain	EUROIMMUN Medizinische Labordiagnostika AG
152.	Integromics, S.L.	Spain	PerkinElmer España, S.L.
153.	PerkinElmer España, S.L.	Spain	Wellesley B.V.
154.	PerkinElmer Genomics Sweden AB	Sweden	Perten Instruments AB
155.	PerkinElmer Sverige AB	Sweden	Wallac Oy
156.	Perten Instruments AB	Sweden	PerkinElmer Holding Luxembourg S.à r.l. (73%) [21]
157.	Vanadis Diagnostics AB	Sweden	Perten Instruments AB
158.	EUROIMMUN Schweiz AG	Switzerland	EUROIMMUN Medizinische Labordiagnostika AG
159.	OZ Systems International SARL	Switzerland	OZ Systems USA, LLC
160.	PerkinElmer (Schweiz) AG	Switzerland	Wellesley B.V.
161.	BioLegend Taiwan, Ltd.	Taiwan	BioLegend, Inc.
162.	PerkinElmer Taiwan Corporation	Taiwan	PerkinElmer Holding Luxembourg S.à r.l.
163.	PerkinElmer Limited	Thailand	PerkinElmer, Inc. [22]
164.	EUROIMMUN Turkey Tibbi Laboratuar Teşhisleri A.Ş.	Turkey	EUROIMMUN Medizinische Labordiagnostika AG [23]
165.	PerkinElmer Sağlık ve Çevre Bilimleri Ltd.	Turkey	PerkinElmer Holding Luxembourg S.à r.l.
166.	PerkinElmer Health Sciences FZ-LLC	United Arab Emirates	PerkinElmer Holding Luxembourg S.à r.l.
167.	BioLegend UK, Ltd.	United Kingdom	BioLegend, Inc.
168.	EUROIMMUN UK Ltd.	United Kingdom	EUROIMMUN Medizinische Labordiagnostika AG
169.	Horizon Diagnostics Limited	United Kingdom	Horizon Discovery Limited
170.	Horizon Discovery Biosciences Limited	United Kingdom	Horizon Discovery Limited
171.	Horizon Discovery Group Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
172.	Horizon Discovery Limited	United Kingdom	Horizon Discovery Group Ltd.
173.	Immunodiagnostic Systems Holdings Limited	United Kingdom	PerkinElmer (UK) Holdings Ltd.
174.	Immunodiagnostic Systems Limited	United Kingdom	Immunodiagnostic Systems Holdings Limited
175.	Nexcelom Bioscience Ltd.	United Kingdom	Nexcelom Bioscience, LLC
176.	Oxford Diagnostic Laboratories (UK) Limited	United Kingdom	Oxford Immunotec Limited
177.	Oxford Immunotec Global Limited	United Kingdom	PerkinElmer (UK) Holdings Limited
178.	Oxford Immunotec Limited	United Kingdom	Oxford Immunotec Global Limited
179.	PerkinElmer LAS (UK) Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
180.	PerkinElmer Life Sciences International Holdings	United Kingdom	PerkinElmer Health Sciences, Inc.
181.	PerkinElmer Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
182.	PerkinElmer (UK) Holdings Ltd.	United Kingdom	Wellesley B.V.
183.	RayAl Ltd.	United Kingdom	Solus Scientific Solutions Ltd.
184.	Solus Scientific Solutions Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
185.	Synthetx Limited	United Kingdom	Horizon Discovery Limited

21 PerkinElmer Diagnostics Global Holdings S.à r.l. owns 27%.
22 PerkinElmer Holdings, Inc. and PerkinElmer Health Sciences, Inc. each own a de minimus share.
23 Individual shareholders own de minimus shares.
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